Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Glacier Bancorp, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Michael J. Blodnick, President and Chief Executive Officer, and Ron J. Copher, Executive Vice President and Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

February 28, 2014	/s/ Michael J. Blodnick
Michael J. Blodnick
President/CEO
February 28, 2014	/s/ Ron J. Copher
Ron J. Copher
Executive Vice President/CFO